EXECUTION VERSION

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”), is executed as of February 8, 2019 (the “Effective Date”), by and among The Dun and Bradstreet Corporation, a Delaware company (the “Company”), MVB Management, LLC, a Delaware limited liability company (“MVB”), and THL Managers VIII, LLC, a Delaware limited liability company (“THL”).

W I T N E S S E T H:

WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated August 8, 2018 (as amended, restated, modified or supplemented from time to time, the “Merger Agreement”), by and among the Company, Star Parent, L.P., a Delaware limited partnership (“Parent”), and Star Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, pursuant to which Parent is indirectly acquiring the Company on the Effective Date (the “Acquisition”);

WHEREAS, MVB (including through CC Capital Holdings, LP and its Affiliates (“CC”, and together with any Person controlled by, directly or indirectly, CC, the “CC Entities”) and Bilcar, LLC and its Affiliates (“Bilcar”, and together with any Person controlled by, directly or indirectly, Bilcar, the “Foley Entities”)) has facilitated the Acquisition and certain other related transactions (collectively, the “Transactions”) by providing certain services as set forth on Annex I (the “Services”);

WHEREAS, in consideration of MVB (including through the CC Entities and the Foley Entities) providing the benefits of such Services to the Company and its Subsidiaries (the “Company Group”) in connection with the Transactions, the Company is willing to pay certain fees to MVB as described in this Agreement;

WHEREAS, MVB (including through the CC Entities and the Foley Entities, collectively, the “Originating Sponsors”, and the Originating Sponsors together with THL and MVB, the “Service Providers”) and THL have the expertise and ability to provide the Ongoing Services (as defined below) to the Company Group;

WHEREAS, in consideration of the Service Providers providing the Ongoing Services to the Company Group, the Company is willing to pay or reimburse the Service Providers for their expenses incurred in connection therewith as described in this Agreement; and

WHEREAS, capitalized terms used but not defined herein shall have the meaning set forth in the Amended and Restated Limited Partnership Agreement of Parent dated as of the Effective Date (the “Parent LPA”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto do hereby agree as follows:

1.Transaction Services.

a.In connection with the Transactions, MVB (including through the CC Entities and the Foley Entities) provided certain Services to the Company Group, and as consideration for such Services, on the Effective Date, the Company hereby agrees to pay to MVB $29,088,714 in cash in immediately available funds.

b.Subject to compliance with the terms of the GP LLC Agreement and Partner LPA, as applicable, the Company hereby acknowledges and agrees that the Service Providers may be entitled in the future to receive certain transaction, monitoring or exit fees from the Company Group.

1.Ongoing Services.

a.The Company hereby retains and engages the Service Providers, on a non- exclusive basis, by and through the Service Providers themselves and their affiliated or otherwise associated entities, and such of their respective officers, members, partners, consultants, employees, representatives, agents and advisors as the Service Providers, in their sole discretion, may designate from time to time to provide certain Services to the Company Group in connection with the ongoing operations of the Company Group’s business (collectively, the “Ongoing Services”). Notwithstanding anything to the contrary contained herein, the Ongoing Services provided by the Service Providers will not include any services that require registered broker/dealer, investment adviser or other governmental licenses, authorizations or approvals, and the Service Providers and their Affiliates and representatives are not fiduciaries nor subject to any fiduciary duties to the Company Group by virtue of this Agreement and the services or advice provided hereunder. The Service Providers shall provide the Ongoing Services in their discretion and shall not be obligated to devote a minimum number of hours to such services on a weekly, monthly, annual or other basis.

2.Reimbursement of Expenses. From and after the Effective Date, the Company shall promptly, and in any event within thirty (30) days following receipt of reasonable documentation from the Service Providers, reimburse the Service Providers for the reasonable and documented out-of-pocket expenses incurred by the Service Providers and their personnel in performing the Ongoing Services hereunder for the Company Group following the Effective Date, including broken deal expenses and other transaction charges, legal and due diligence fees and expenses, travel and dining and entertainment expenses, consultants’ and other experts’ expenses, and all reasonable and documented out-of-pocket expenses that are incurred or paid by the Service Providers in performing the Ongoing Services hereunder. Any Service Provider (by written instrument executed by MVB or THL, as applicable) may, in its sole discretion, elect to waive payment of all or any portion of any amounts due under this Section 3. No waiver of any payment on any one occasion will extend to, effect, or be construed as, a waiver of any future payment. Notwithstanding the foregoing, payment of all or any portion of any amounts described above in this Section 3 shall be deferred to the extent necessary (i) to avoid a breach of any financial covenant under, or if such payment would otherwise be prohibited by, any credit facility to which the Partnership or its Subsidiaries are party from time to time, or (ii) if the General Partner determines in good faith that making a payment of any portion of such amounts would jeopardize the Company Group’s ability to continue as a going concern (including by virtue of any legal or contractual restrictions prohibiting such payment), and shall be promptly paid when payment thereof (x) would no longer result in any breach of a financial covenant under, nor be prohibited by, such financing agreements or (y) would no longer jeopardize such Company Group’s ability to continue as a going concern (including by virtue of such payment being no longer prohibited), as applicable; provided that, any such deferred payments shall accrue interest, on such portion that is deferred for the number of days that payment is deferred, at a rate equal to the Prime Rate, per annum. This Section 3 shall terminate (upon the payment of all expenses reimbursable pursuant to this Section 3 and incurred prior to the earlier of the Sale of the Partnership or an Initial Public Offering) following the earlier of the Sale of the Partnership or an Initial Public Offering.

1.Disclaimer, Opportunities, Release and Limitation of Liability.

a.Disclaimer; Standard of Care. The Service Providers make no representations or warranties, express or implied, in respect of the services which may be provided by them hereunder. In no event shall the Service Providers be liable to any member of the Company Group for any act, alleged act, omission or alleged omission of the Service Providers. None of the Service Providers nor any of their Affiliates or representatives shall have any duties, fiduciary or otherwise, by virtue of entry into this Agreement. The Company Group acknowledges that the Service Providers’ services are not exclusive and that the Service Providers will render similar services to other persons and entities. In providing the services to the Company Group, the Service Providers will act as independent contractors and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that neither the Service Providers, on the one hand, nor the Company Group, on the other, has the right or ability to contract for or on behalf of each other or to effect any transaction for each other’s account. The Company hereby acknowledges and agrees that the Service Providers are Affiliates of certain direct and indirect Partners of the Partnership and Members of the General Partner and, accordingly, the provisions of Section 4.07 of the Parent LPA and Section 4.06 of the GP LLC Agreement shall apply to the Service Providers, including in connection with the services to be provided hereunder, mutatis mutandis.

b.Release. The members of the Company Group hereby irrevocably and unconditionally release and forever discharge the Service Providers and their respective Indemnified Parties (as defined below) from any and all liabilities, claims and causes of action in connection with the services contemplated by this Agreement or the engagement of the Service Providers pursuant to, and the performance by the Service Provider of the services contemplated by (or failure to perform the services contemplated by), this Agreement that the Company Group may have, or may claim to have, on or after the Effective Date, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy against any Indemnified Party.

c.Limitation of Liability. The Service Providers (and their Affiliates and representatives) shall have no liability to any member of the Company Group on account of the Services provided to the Company Group in good faith. In addition, the Service Providers (and their Affiliates and representatives) shall have no liability to the Company for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or for any third-party claims (whether based in contract, tort or otherwise), relating to, in connection with or arising out of this Agreement, including the Services contemplated to be provided by the Service Providers (or any of their Affiliates or representatives) hereunder, or for any act or omission.

1.Indemnification. The Company will, and will cause each of its Subsidiaries to, indemnify and hold harmless to the fullest extent permitted by applicable law, the Service Providers, their respective past, current and future Affiliates and each of their respective general partners, managing members, direct and indirect equityholders, controlling persons, owners, members, partners, officers, directors, employees, attorneys, representatives and agents of each of the foregoing (each such Person being an “Indemnified Party”), from and against any and all actions, suits, investigations, losses, liabilities, damages, claims or expenses (including the fees and expenses of counsel) including in connection with seeking indemnification, whether joint or several (the “Liabilities”), related to, arising out of or in connection with the Services or the engagement of the Service Providers pursuant to, and the performance by the Service Providers (and their Affiliates and representatives) of the Services, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding from which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise, or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability, without future obligation or prohibition on the part of the Indemnified Party, arising or that may arise out of such claim, action or proceeding, and does not contain an admission of guilt or liability on the part of the Indemnified Party. The Company will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the knowing and intentional misconduct or gross negligence of such Indemnified Party. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted from the knowing and intentional misconduct or gross negligence of such Indemnified Party. The rights and obligations of an Indemnified Party to indemnification hereunder will be in addition to any other rights and remedies any such other Person may have under any other agreement or instrument to which each Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under any law or regulation. The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to any Indemnified Party under this Agreement are primary and any obligation of any Service Provider (or any Affiliate thereof other than any member of the Company Group) to provide advancement or indemnification for the same Liabilities (including all interest, assessment and other charges paid or payable in connection with or in respect of such Liabilities) incurred by an Indemnified Party are secondary), and if any Service Provider (or any Affiliate thereof other than any member of the Company Group) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, limited partnership agreement or otherwise) with any Indemnified Party, then (i) such Service Provider (or such Affiliate, as the case may be) shall be fully subrogated to all rights of such Indemnified Party with respect to such payment and (ii) the Company shall reimburse such Service Provider (or such Affiliate) for the payments actually made.

1.No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, each of the parties hereto covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Affiliates of any party hereto or any party’s (or its Affiliates’) respective current or future directors, officers, employees, general or limited partners, direct or indirect equityholders, members, managers or trustees, or any direct or indirect equityholder, partner, member, manager, officer, director, employee, trustee, assignee or Affiliate thereof, in each case that is not a party hereto (collectively, “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligation of any party hereto under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

2.Dollars; Taxes and Governmental Charges; Forms. Any payments paid by the Company under this Agreement shall be made in U.S. dollars, not be subject to set-off, and be increased by the amount, if any, of any withholding or other taxes (other than income taxes) or other governmental charges levied in respect of such payments, so that the Service Providers are made whole for such taxes or charges. Each payee hereunder shall deliver to the Company (or its paying agent or any other applicable withholding agent) a duly executed, valid and properly completed Internal Revenue Service (“IRS”) Form W-9 (or successor form) or an applicable IRS Form W-8 (or successor form), as applicable, (i) upon the execution of this Agreement, (ii) promptly upon the reasonable request of the Company and (iii) promptly upon any such previously delivered form becoming incorrect or obsolete.

3.Miscellaneous.

a.Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein to the Company Group. This Agreement may not be modified, terminated or amended except expressly by an instrument in writing signed by MVB, THL and the Company.

b.Assignment; Third Party Beneficiaries. Except as provided below, no party hereto has the right to assign this Agreement without the prior written consent of the other parties. By written notice to the Company, this Agreement may be assigned by a Service Provider to one of its respective Affiliates without the consent of the Company or the other Service Provider; provided, however, such assignment shall not relieve such party from its obligations hereunder. The provisions of this Agreement are intended for the sole benefit of the parties hereto and, except for the Indemnified Parties and the other persons named in Sections 4 and 5 hereof (which shall be express third party beneficiaries of such provisions), no Person that is not a party hereto shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.

a.Severability. In the event that any provision of this Agreement shall be held to be void or unenforceable in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

b.Notice. Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail to the address of the party for whom intended at the principal executive offices of such party or at such other address as such party may hereinafter specify by written notice to the other party or by e-mail or similar electronic delivery.

c.Subsequent Subsidiaries. If at any time after the date upon which this Agreement is executed, the Company acquires or creates one or more subsidiary corporations or other entities (a “Subsequent Subsidiary”), the Company shall cause, or in the case of Subsequent Subsidiaries that are not direct or indirect Subsidiaries of the Company, shall cause to the extent it is able, such Subsequent Subsidiary to be subject to this Agreement and all references herein to the Company “Subsidiaries” shall be interpreted to include all Subsequent Subsidiaries.

d.Liability. Each member of the Company Group shall be jointly and severally liable and obligated hereunder with respect to each obligation, responsibility and liability of the Company Group, as if a direct obligation of such Person.

e.Waiver. No waiver by either party of any breach of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained, nor shall any waiver be effective unless in writing signed by the party against whom enforcement of any provision of this Agreement may otherwise be sought.

f.Independent Contractor. The Service Providers and their personnel shall, for purposes of this Agreement, be independent contractors with respect to the Company.

g.Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by, and enforced in accordance with the internal laws of the State of Delaware without giving effect to any laws, rules or provisions of the State of Delaware which may result in the application of laws, rules or provisions of any jurisdiction other than those of the State of Delaware.

h.Submission to Jurisdiction; WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of

Chancery of the State of Delaware (the “Designated Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Designated Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Designated Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Designated Court has been brought in an improper or otherwise inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH OF THE PARTIES AGREES THAT THE PARTNERSHIP OR ANY PARTNER MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN OR AMONG ANY OF THEM RELATING TO THIS AGREEMENT SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

a.Construction. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to “$” shall mean the lawful currency of the United States. All references to “Services” shall include Ongoing Services if the Services are provided after the execution of this Agreement. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference to this Agreement or other documents herein shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. This Agreement was jointly prepared by the Company Group and the Service Providers. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction shall be applied against any party hereto.
b.Rights; Conflicts. For the avoidance of doubt, Sections 4 and 5 are not intended to modify the rights and obligations of the General Partner or the Board as set forth in the GP Agreement and the Partner LPA. In the event of any conflict between the terms of this Agreement and the GP Agreement or the Partner LPA, as applicable, the GP Agreement or the Partner LPA, as applicable, shall control and govern.
c.Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

[signatures follow]

Annex I Services

•Providing assistance and support relating to the identification, negotiation and analysis of the transactions contemplated by the Acquisition.
•Providing assistance and support relating to the negotiation of the Acquisition and transaction specific financing (and review of financing alternatives) in connection with the Acquisition.
•Providing general executive, advisory and consulting services relating to the management and operations of the Company Group, including assessment of commercial and economic relevance and advice and consulting in financial analysis.
•Prepare or assist in the preparation of overview materials for investment banking presentations, including overall positioning/marketing of the business.
•Review investment banking presentations and attend presentations.
•Assist in selecting advisors (banking, accounting, etc.), potentially including investment banking advisors.
•Select and engage counsel for work.
•Organize, understand and if necessary reformat historical financials.
•If necessary, assist in engaging and managing financial advisory firms to help prepare any of the information.
•Prepare or assist in the preparation of quality of earnings analysis, including management addbacks, for purposes of financial presentation.
•If necessary, assist in engaging accounting firms to validate quality of earnings reports.
•If necessary, assist in engaging asset appraisal firms to prepare the Company Group or its Affiliates for sale for the benefit of certain direct and indirect equityholders of the Company or to benefit an acquisition by the Company Group or its Affiliates.
•Provide assistance and support regarding credit financing for acquisitions by the Company Group or its Affiliates.
•If necessary, assist in engaging consultants to provide a report on competitive landscape in the Company Group or acquisition target's sector.
•Evaluate operations of potential acquisition targets.
•Assist with add-on acquisitions, including diligence, negotiation of purchase agreement and closing mechanics and funds flows.
•Help create, review and/or organize diligence materials for electronic data room.
•Help create, review and/or organize purchase agreement schedules.
•Help draft confidential information memorandum in conjunction with bankers.
•Help draft management presentation in conjunction with bankers.
•Help respond to numerous buyer diligence requests, in conjunction with the Company Group and bankers.
•Provide input on confidentiality agreement form to send to buyers, as well as any modifications that potential buyers may request.
•Provide assistance regarding investment banker's interactions with buyers, including assisting in determining (1) which recipients to whom to send materials (including identifying which recipients to exclude based on competitive or confidentiality reasons),
(2) the type of messaging to be sent to respective buyers, (3) which parties to invite into

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management meetings, and (4) which party to ultimately select as the buyer and what kind of exclusivity to grant the bidder.
•Assist in obtaining payoff letters from various creditors and transaction services providers.
•Create funds flow document including wiring instructions, and often initiate wires internally.
•Assist in drafting press release and negotiate with the Company if necessary.
•Assist in engaging and negotiate tail insurance policy for directors and officers.
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